UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 30, 2008

ALLIED HEALTHCARE PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19266 (Commission File Number)	25-1370721 (IRS Employer Identification No.)

1720 Sublette Avenue, St. Louis, Missouri	63110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(314) 771-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated herein by this reference.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On September 30, 2008, Allied Healthcare Products, Inc., a Delaware corporation (the “Company”), amended that certain Loan and Security Agreement dated as of April 24, 2002, as amended by that certain First Amendment Letter Agreement dated as of September 26, 2002, that certain Second Amendment Letter Agreement dated as of September 26, 2003, that certain Third Amendment Letter Agreement dated as of August 27, 2004, and that certain Fourth Amendment to Loan and Security Agreement dated as of September 1, 2005 (as amended, the “Loan Agreement”), by entering into a Fifth Amendment to Loan and Security Agreement effective as of September 30, 2008 (the “Fifth Amendment”).

The primary effects of the Fifth Amendment are to:

(i) extend the maturity date of the Loan Agreement until September 1, 2010;

(ii) reduce the Level V unused line fee payable by the Company;

(iii) change the Company’s obligation to deliver financial statements from monthly to quarterly;

(iv) adjust the fixed charge coverage ratio calculated contained in the Loan Agreement; and

(v) increase the capital expenditure limitation to $4,000,000 for the Company’s fiscal year ending June 30, 2009.

The foregoing summary is qualified in its entirety by reference to the text of the Fifth Amendment, which is filed as Exhibit 10.1 and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description

10.1	Fifth Amendment to Loan and Security Agreement by and between the Company and LaSalle Bank National Association, dated September 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 30, 2008

ALLIED HEALTHCARE PRODUCTS, INC.

By:	/s/ Daniel C. Dunn
Daniel C. Dunn
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Fifth Amendment to Loan and Security Agreement by and between the Company and LaSalle Bank National Association, dated September 30, 2008.